UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 20, 2016

GLOBAL PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161 800 South Street Waltham, Massachusetts 02454-9161
(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.          Other Events

On May 20, 2016, Drake Petroleum Company, Inc., an indirect wholly owned subsidiary of Global Partners LP (the “Partnership”), as seller, entered into a Purchase and Sale Agreement with Mirabito Holdings, Inc. (“Mirabito”), as buyer, to sell to Mirabito thirty-one (31) gasoline stations and convenience stores located in New York and Pennsylvania (the “Drake Sites”) for an aggregate total cash purchase price of approximately $40.0 million (the “Mirabito Disposition”).  The Drake Sites are a portion of the sites that were acquired by the Partnership in connection with the acquisition of Warren Equities, Inc. and its subsidiaries on January 7, 2015.  In connection with closing, the parties will enter into long term supply contracts for branded and unbranded gasoline and other petroleum products. Closing of the Mirabito Disposition is subject to customary due diligence and is expected to occur in the third quarter of 2016.

The Partnership expects to use the proceeds from the Mirabito Disposition to reduce indebtedness outstanding under its revolving credit facility.

Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “may,” “believe,” “should,” “could,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “will likely result,” or other similar expressions.  Although the Partnership believes these forward-looking statements are reasonable as and when made, there may be events in the future that the Partnership is not able to predict accurately or control, and there can be no assurance that future developments affecting the Partnership’s business will be those that it anticipates.

Among other risks and uncertainties, there can be no guarantee that the proposed Mirabito Disposition will be completed, or if it is completed, the timeframe in which it will be completed. The proposed Mirabito Disposition is subject to the satisfaction of certain conditions contained in the Purchase and Sale Agreement.

For additional information about risks and uncertainties that could cause actual results to differ materially from the expectations the Partnership describes in its forward-looking statements, please refer to the Partnership’s most recently filed Annual Report on Form 10-K  and subsequent filings the Partnership makes with the Securities and Exchange Commission, which are available at the SEC’s website, http://www.sec.gov.

The Partnership cautions that readers should not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Partnership expressly disclaims any obligation or undertaking to update forward-looking statements to reflect any change in its expectations or beliefs or any change in events, conditions or circumstances on which any forward-looking statement is based.

Item 9.01.          Financial Statements and Exhibits

(d)	Exhibit

99.1*	Global Partners LP Press Release dated May 26, 2016

*         Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
		By:	Global GP LLC,
its general partner

Dated:	May 26, 2016		By:	/s/ Edward J. Faneuil
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Global Partners LP Press Release dated May 26, 2016

*         Furnished herewith.